Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

February 15, 2017

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	Frank de Rooij

Vice President Treasury and Corporate Finance

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-216046) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

1.625% Notes due 2019 (the “2019 Notes”), Floating Rate Notes due 2020 (the “2020 FRN”), 2.000% Notes due 2020 (the “2020 Notes”) and 2.625% Notes due 2022 (the “2022 Notes” and, together with the 2019 Notes, the 2020 FRN and the 2020 Notes, the “Notes”).

Principal Amount:

In the case of the 2019 Notes, $700,000,000.

In the case of the 2020 FRN, $300,000,000.

In the case of the 2020 Notes, $1,000,000,000.

In the case of the 2022 Notes, $500,000,000.

Interest Rate:

In the case of the 2019 Notes, 1.625% per annum, from February 21, 2017, payable semi-annually in arrears on February 21 and August 21, commencing August 21, 2017, to holders of record on the preceding February 6 or August 6, as the case may be.

In the case of the 2020 FRN, the initial interest rate shall be 3 month LIBOR plus 42 basis points, determined on the second London banking day prior to February 21, 2017. Interest shall be payable quarterly in arrears on February 21, May 21, August 21 and November 21, commencing May 21, 2017, to holders of record on the preceding February 6, May 6, August 6 and November 6, as the case may be.

In the case of the 2020 Notes, 2.000% per annum, from February 21, 2017, payable semi-annually in arrears on February 21 and August 21, commencing August 21, 2017, to holders of record on the preceding February 6 or August 6, as the case may be.

In the case of the 2022 Notes, 2.625% per annum, from February 21, 2017, payable semi-annually in arrears on February 18 and August 18, commencing August 18, 2017, to holders of record on the preceding February 3 or August 3, as the case may be.

Maturity:

In the case of the 2019 Notes, February 21, 2019.

In the case of the 2020 FRN, February 21, 2020.

In the case of the 2020 Notes, February 21, 2020.

In the case of the 2022 Notes, February 18, 2022.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conversion Provisions:

None.

Optional Redemption:

The Company may redeem the 2019 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

The Company may redeem the 2020 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is one month prior to maturity, the Company may redeem the 2022 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is one month prior to maturity, the Company may redeem the 2022 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application shall be made by the Company to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2019 Notes, 99.596% of the principal amount of the 2019 Notes.

In the case of the 2020 FRN, 99.800% of the principal amount of the 2020 FRN.

In the case of the 2020 Notes, 99.188% of the principal amount of the 2020 Notes.

In the case of the 2022 Notes, 99.116% of the principal amount of the 2022 Notes.

Expected Reoffering Price:

In the case of the 2019 Notes, 99.746% of the principal amount of the 2019 Notes.

In the case of the 2020 FRN, 100.000% of the principal amount of the 2020 FRN.

In the case of the 2020 Notes, 99.388% of the principal amount of the 2020 Notes.

In the case of the 2022 Notes, 99.416% of the principal amount of the 2022 Notes.

Names and Addresses of the Representatives of the Several Underwriters:

BNP Paribas Securities Corp.

787 Seventh Avenue, 7th Floor

New York, New York 10019

United States

Attention: Syndicate Desk

Telephone: +1 (212) 841 2871

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

Attention: General Counsel (Fax: (646) 291-1469)

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States

Attention: IBD RCG Documentation – RDO-001

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

United States

Attention: Debt Capital Markets Syndicate (Fax: (212) 797-2202), with a copy to General Counsel (Fax: (212) 797-4561)

ING Financial Markets LLC

1133 Avenue of the Americas, 10th Floor

New York, New York 10036

United States

Attention: Global Capital Markets, New York (Fax: (646) 424-6064), with a copy to the Deputy General Counsel (Fax: (646) 424-6444)

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.    For purposes of the Underwriting Agreement, the “Applicable Time” is 4:30 p.m. (New York City time) on the date of this Terms Agreement.

2.    For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, seventh, ninth, eleventh and twelfth paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

3.    The following selling restrictions apply to the offer and sale of the Notes:

(a)     Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b)     Each Underwriter hereby severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter hereby severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than:

(1)     to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)     to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or

(3)     in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

(c)     Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d)     Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e)     Each Underwriter hereby severally represents and agrees that it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (2) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f)     Each Underwriter hereby severally represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

(g)     Each Underwriter hereby severally represents and agrees that it has offered or sold and will offer or sell the Notes only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the Notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of the Notes.

The Closing will take place at 9:00 a.m., New York City time, on February 21, 2017, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BNP PARIBAS SECURITIES CORP.

By:	/s/ ROGER KIM
Name: Roger Kim
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ BRIAN D. BEDNARSKI
Name: Brian D. Bednarski
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ ROBERT MCMINN
Name: Bob McMinn
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ JARED BIRNBAUM
Name: Jared Birnbaum
Title: Managing Director
Debt Capital Markets Coverage - Corporates

By:	/s/ JOHN C. MCCABE
Name: John C. McCabe
Title: Managing Director

[Signature Page to Terms Agreement]

ING FINANCIAL MARKETS LLC

By:	/s/ SCOTT DAINTON
Name: Scott Dainton
Title: Managing Director

[Signature Page to Terms Agreement]

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ FRANK DE ROOIJ
Name: Frank de Rooij
Title: Vice President Treasury and Corporate Finance

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

Underwriters:	2019 Notes	2020 FRN	2020 Notes	2022 Notes
BNP Paribas Securities Corp.	$128,800,000	$55,200,000	$184,000,000	$92,000,000
Citigroup Global Markets Inc.	128,800,000	55,200,000	184,000,000	92,000,000
Credit Suisse Securities (USA) LLC	128,800,000	55,200,000	184,000,000	92,000,000
Deutsche Bank Securities Inc.	128,800,000	55,200,000	184,000,000	92,000,000
ING Financial Markets LLC	128,800,000	55,200,000	184,000,000	92,000,000
BBVA Securities Inc.	28,000,000	12,000,000	40,000,000	20,000,000
UBS Securities LLC	28,000,000	12,000,000	40,000,000	20,000,000

Total	$700,000,000	$300,000,000	$1,000,000,000	$500,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-216046

FINAL TERM SHEET

Philip Morris International Inc.

Dated February 15, 2017

1.625% Notes due 2019

Floating Rate Notes due 2020

2.000% Notes due 2020

2.625% Notes due 2022

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:

1.625% Notes due February 21, 2019 (the “2019 Notes”)

Floating Rate Notes due February 21, 2020 (the “2020 FRN”)

2.000% Notes due February 21, 2020 (the “2020 Notes”)

2.625% Notes due February 18, 2022 (the “2022 Notes”)

Aggregate Principal Amount:	2019 Notes: 2020 FRN: 2020 Notes: 2022 Notes:	$700,000,000 $300,000,000 $1,000,000,000 $500,000,000

Maturity Date:	2019 Notes: 2020 FRN: 2020 Notes: 2022 Notes:	February 21, 2019 February 21, 2020 February 21, 2020 February 18, 2022

Coupon:	2019 Notes: 2020 FRN: 2020 Notes: 2022 Notes:	1.625% N/A 2.000% 2.625%

Interest Payment Dates:	2019 Notes: Semi-annually on each February 21 and August 21, commencing August 21, 2017 2020 FRN: Quarterly on each February 21, May 21, August 21 and November 21, commencing May 21, 2017

2020 Notes: Semi-annually on each February 21 and August 21, commencing August 21, 2017 2022 Notes: Semi-annually on each February 18 and August 18, commencing August 18, 2017

Spread to LIBOR:	2019 Notes: N/A 2020 FRN: +42 bps 2020 Notes: N/A 2022 Notes: N/A

Designated LIBOR Page:	2019 Notes: N/A 2020 FRN: Reuters Page LIBOR 01 2020 Notes: N/A 2022 Notes: N/A

Index Maturity:	2019 Notes: N/A 2020 FRN: 3 months 2020 Notes: N/A 2022 Notes: N/A

Index Reset Dates:	2019 Notes: N/A 2020 FRN: February 21, May 21, August 21 and November 21 2020 Notes: N/A 2022 Notes: N/A

Initial Interest Rate:	2019 Notes: N/A 2020 FRN: 3 month LIBOR plus 42 bps, determined on the second London banking day prior to February 21, 2017 2020 Notes: N/A 2022 Notes: N/A

Price to Public:	2019 Notes: 99.746% of principal amount 2020 FRN: 100.000% of principal amount 2020 Notes: 99.388% of principal amount 2022 Notes: 99.416% of principal amount

Underwriting Discount:	2019 Notes: 2020 FRN: 2020 Notes: 2022 Notes:	0.150% 0.200% 0.200% 0.300%

Net Proceeds:	2019 Notes: 2020 FRN: 2020 Notes: 2022 Notes:	$697,172,000 (before expenses) $299,400,000 (before expenses) $991,880,000 (before expenses) $495,580,000 (before expenses)

Benchmark Treasury:	2019 Notes: 1.125% due January 31, 2019 2020 FRN: N/A 2020 Notes: 1.375% due February 15, 2020 2022 Notes: 1.875% due January 31, 2022

Benchmark Treasury Price/Yield:	2019 Notes: 99-24 / 1.255% 2020 FRN: N/A 2020 Notes: 99-14+ / 1.562% 2022 Notes: 99-13 / 2.001%

Spread to Benchmark Treasury:	2019 Notes: + 50 basis points 2020 FRN: N/A 2020 Notes: + 65 basis points 2022 Notes: + 75 basis points

Yield to Maturity:	2019 Notes: 1.755% 2020 FRN: N/A 2020 Notes: 2.212% 2022 Notes: 2.751%

Optional Redemption:

2019 Notes:

    At any time: Make-whole redemption at Treasury plus 10 bps

2020 FRN: N/A

2020 Notes:

    At any time: Make-whole redemption at Treasury plus 10 bps

2022 Notes:

    Prior to January 18, 2022: Make-whole redemption at Treasury plus

    12.5 bps

    On or after January 18, 2022: Redemption at par

Settlement Date (T+3):	February 21, 2017

CUSIP/ISIN:	2019 Notes: 2020 FRN: 2020 Notes: 2022 Notes:

CUSIP Number: 718172 BW8

ISIN Number: US718172BW83

CUSIP Number: 718172 BY4

ISIN Number: US718172BY40

CUSIP Number: 718172 BX6

ISIN Number: US718172BX66

CUSIP Number: 718172 BZ1

ISIN Number: US718172BZ15

Listing:	Application will be made to list the 2019 Notes, the 2020 FRN, the 2020 Notes and the 2022 Notes on the New York Stock Exchange

Joint Book-Running Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. ING Financial Markets LLC

Joint Co-Managers:	BBVA Securities Inc. UBS Securities LLC

Allocations:	2019 Notes	2020 FRN	2020 Notes	2022 Notes
BNP Paribas Securities Corp.	$128,800,000	$55,200,000	$184,000,000	$92,000,000
Citigroup Global Markets Inc.	128,800,000	55,200,000	184,000,000	92,000,000
Credit Suisse Securities (USA) LLC	128,800,000	55,200,000	184,000,000	92,000,000
Deutsche Bank Securities Inc.	128,800,000	55,200,000	184,000,000	92,000,000
ING Financial Markets LLC	128,800,000	55,200,000	184,000,000	92,000,000
BBVA Securities Inc.	28,000,000	12,000,000	40,000,000	20,000,000
UBS Securities LLC	28,000,000	12,000,000	40,000,000	20,000,000

Total	$700,000,000	$300,000,000	$1,000,000,000	$500,000,000

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll free at 1-800-854-5674, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037 and Deutsche Bank Securities Inc. toll free at 1-800-503-4611.